Exhibit 23.2






                        CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated February 16, 2004, relating to the financial statements of YzApp International Inc. for the fiscal period ended July 31, 2003 and our report dated October 24, 2003, relating to the financial statements of YzApp Solutions Inc., for the fiscal years ended July 31, 2003 and July 31, 2002, as well as to the reference to N.I. Cameron Inc. Chartered Accountants in the Experts section of the Prospectus contained in the Registration Statement.





                                /s/ N.I. Cameron and Assoc.
                                ---------------------------
Vancouver, BC                   N.I. Cameron and Assoc.
March 22, 2004                  Chartered Accountants